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                                                                    EXHIBIT 99.1


                             THE UNIMARK GROUP, INC.

                                                                    NEWS RELEASE

                              FOR IMMEDIATE RELEASE

               THE UNIMARK GROUP, INC. ANNOUNCES MANAGEMENT CHANGE

Bartonville, TX May 24, 2004 -The UniMark Group, Inc. (OTC Pink Sheets:
"UNMG.PK") announced today that it has named its Chairman, Jakes Jordaan to serve as its President and Chief Executive Officer. Mr. Jordaan will succeed R. Arturo Herrera Barre who will become Chief Operating Officer. Mr. Herrera will continue as a member of the UniMark Board of Directors.

ABOUT THE UNIMARK GROUP, INC.

The UniMark Group, Inc. is a tropical fruit growing and processing company with substantially all its operations in Mexico.

Further information about UniMark may also be obtained from a number of sources via the Internet. Government filings may be accessed through http://www.freeedgar.com or http://www.sec.gov and at http://finance.yahoo.com.

COMPANY CONTACT:                        Jakes Jordaan, President and CEO or,
                                        David E. Ziegler, CFO/Investor Relations
                                        817-491-2992



                                      -END-



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